EXHIBIT 23.3
				    CONSENT


	       I, Andrew G. Wallace, M.D., hereby consent to being named as a person who has been appointed to become a director of Laboratory
Corporation of America Holdings in the current report on Form 8-K to which this consent is an exhibit and which is incorporated by reference into the Prospectus included in the Registration Statement on Forms S-4/S-3 (Registration No. 33-58307) filed with the Securities and Exchange
Commission on March 31, 1995.


Dated:  May 12, 1995                   /s/ Andrew G. Wallace, M.D.
				       Andrew G. Wallace, M.D.